EXHIBIT 10.05

                                HIGHLAND HOLDINGS
                              MAIN AT WATER STREET
                         COUDERSPORT, PENNSYLVANIA 16915


                                February 25, 1999


Hyperion Telecommunications, Inc.
Main at Water Street
Coudersport, Pennsylvania  16915

Re:      Purchase of 12% Senior Subordinated Notes due 2007 (the "Notes")
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Gentlemen:

         The undersigned hereby agrees to purchase directly from you, and you agree to sell to the undersigned, upon the terms and subject to the conditions set forth herein, an aggregate of $100,000,000 of the $300,000,000 of Notes being offered by Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"), at a purchase price of $98,400,000 (the "Highland Notes"). Each capitalized term used herein without being defined herein shall have the meaning ascribed to it in the Purchase Agreement, of even date herewith, among the Company, Salomon Smith Barney Inc., Chase Securities Inc. and First Union Capital Markets Corp., with respect to the offering and sale of $200 million of the Notes (the "Purchase Agreement").

         The parties hereto agree that the undersigned is entitled to rely on the representations and warranties made by the Company in the Purchase Agreement; provided, however, that the undersigned represents and warrants to the Company that such representations and warranties are true and correct to the best of its knowledge.

         The purchase and sale of the Highland Notes as contemplated hereby shall take place on the Closing Date concurrently with the closing on the Notes with the Initial Purchasers. No commissions or discounts shall be paid to any placement agent for such purchase or sale of the Highland Notes. The Highland Notes shall be purchased and shall be held for investment.

         The obligations of the parties hereto are conditioned upon the concurrent closing on the purchase and sale of the Notes as contemplated by the Purchase Agreement. This Agreement shall be terminated without liability on the part of any party hereto in the event that the Purchase Agreement is terminated.
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         This Agreement shall be effective upon execution and delivery, by the parties thereto, of the Purchase Agreement.

         This Agreement may be executed in one or more counterparts each of which, taken together, shall constitute one and the same agreement.

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         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                                                     Very truly yours,

                                                     HIGHLAND HOLDINGS


                                                     By: /s/ Timothy J. Rigas
                                                     Name:  Timothy J. Rigas
                                                     Title: General Partner


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                  The foregoing Agreement is hereby confirmed and accepted as of the date first written above.


HYPERION TELECOMMUNICATIONS, INC.


By: /s/ Daniel R. Milliard
Name: Daniel R. Milliard
Title: President